Exhibit 10.18
CALAVO GROWERS, INC.
2011 MANAGEMENT INCENTIVE PLAN
ARTICLE I
PURPOSE AND EFFECTIVE DATE
     Section 1.1 Purpose. The purpose of this 2011 Management Incentive Plan is to promote the interests of Calavo Growers, Inc. and its shareholders by (a) attracting, retaining and motivating directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the growth and financial success of the Company. Capitalized terms in this Article I and in other Articles of the Plan have the respective meanings for such terms that are set forth in Article II.
     Section 1.2 Effective Date; Shareholder Approval Required. The effective date of the Plan is December 9, 2010 (the “Effective Date”), which is the date on which the Plan was approved and adopted by the Board. Notwithstanding the preceding sentence, the Plan is subject to approval by the Company’s shareholders at the 2011 annual meeting of the Company’s shareholders.
     Section 1.3 Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. All Awards granted on or prior to the tenth anniversary of the Effective Date will continue in effect after such tenth anniversary subject to the terms of the Plan and of the Award Agreements pertaining to such Awards.
     Section 1.4 Awards Under Other Company Plans. Following approval of the Plan by the Company’s shareholders, no new awards shall be made under the Company’s 2005 Stock Incentive Plan or 2002 Stock Purchase Plan for Officers and Employees, provided that outstanding awards under such plans will continue in effect.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
     Section 2.1 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
          (a) “Affiliate” means (1) any Subsidiary of the Company or other entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (2) any other entity in which the Company has a significant equity ownership interest, in either case as determined by the Committee.
          (b) “Annual Individual Plan Share Limit” has the meaning set forth in Section 4.1(b).
          (c) “Award” means any award that is permitted under Article V and granted under the Plan.

          (d) “Award Agreement” means any written or electronic agreement or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.
          (e) “Beneficial Owner” (including all variations of such term) has the meaning set forth in Rule 13d-3 under the Exchange Act.
          (f) “Board” means the Board of Directors of the Company.
          (g) “Cash Incentive Award” means an Award (1) which is granted pursuant to Section 10.1, (2) which may be settled only in cash, and (3) the potential value of which is set by the Committee and is not calculated based on the Fair Market Value of a Share.
          (h) “Change of Control” has the meaning set forth in Section 13.1.
          (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the Treasury Regulations promulgated under the Code.
          (j) “Committee” means the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are appointed to the Committee by the Board, subject to the power of the Board to remove Committee members and to appoint new Committee members. Each member of the Committee shall be (1) an “outside director” within the meaning of Section 162(m) of the Code, (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (3) an “independent director” under applicable rules and regulations of NASDAQ or any other national securities exchange which may subsequently serve as the primary trading market for the Shares. In addition, each member of the Committee must be “independent” under any rules and regulations governing the composition of compensation committees that may be adopted after the Effective Date by the SEC or by NASDAQ (or any other national securities exchange which may subsequently serve as the primary trading market for the Shares) pursuant to Section 10C(a) of the Exchange Act. The failure of the Committee to be comprised in the manner described in the two preceding sentences shall not, however, affect the validity of any action of the Committee (including the grant of any Award) that otherwise complies with the terms of the Plan.
          (k) “Company” means Calavo Growers, Inc., a California corporation, together with any successor under applicable laws, rules and regulations to Calavo Growers, Inc. by reason of a merger, consolidation or other transaction.
          (l) “Effective Date” has the meaning set forth in Section 1.2.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated under the Exchange Act.
          (n) “Exercise Price” means (1) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (2) in the case of each SAR, the price specified in the applicable

Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.
          (o) “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (1) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (2) with respect to Shares as of any date, (x) the closing per-share sales price of the Shares as reported by NASDAQ for such date (or, if the Shares are listed on any other national stock exchange or traded in the over-the-counter market, as reported by such other stock exchange or over-the-counter market for such date) or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (y) in the event there is no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
          (p) “Incentive Stock Option” means an option to purchase Shares from the Company that (1) is granted under Section 6.1 of the Plan and (2) is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, and which is so designated in the applicable Award Agreement.
          (q) “NASDAQ” means the NASDAQ Stock Market.
          (r) “Nonqualified Stock Option” means an option to purchase Shares from the Company that (1) is granted under Section 6.1 of the Plan and (2) is not an Incentive Stock Option.
          (s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
          (t) “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any Affiliate who is eligible for an Award under Section 5.1 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4.2(c).
          (u) “Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 11.1 of the Plan.
          (v) “Performance Criteria” means the criterion or criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan.
          (w) “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.
          (x) “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

          (y) “Performance Period” means the one or more Company fiscal years or other shorter or longer periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to a Performance Award.
          (z) “Person” means an individual, corporation, limited liability company, partnership, trust, unincorporated organization or other entity.
          (aa) “Plan” means this 2011 Management Incentive Plan, as it may be amended from time to time.
          (bb) “Plan ISO Limit” has the meaning set forth in Section 4.1(a).
          (cc) “Plan Share Limit” has the meaning set forth in Section 4.1(a).
          (dd) “Restricted Share” means a Share that is granted under Section 8.1 of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms specified in the Plan or in the applicable Award Agreement.
          (ee) “Restricted Stock Unit” means a restricted stock unit Award that is granted under Section 8.1 of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
          (ff) “SAR” means a stock appreciation right Award that is granted under Section 7.1 of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
          (gg) “SEC” means the Securities and Exchange Commission or any successor to the SEC and includes the staff of the SEC.
          (hh) “Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (1) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (2) as may be determined by the Committee pursuant to Section 4.2.
          (ii) “Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent or more of the total combined voting power of all classes of its stock or other securities.
          (jj) “Substitute Awards” has the meaning set forth in Section 4.2(c).
          (kk) “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     Section 2.2 Construction. In any interpretation of a provision of the Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to.”
ARTICLE III
PLAN ADMINISTRATION
     Section 3.1 Administration of the Plan. The Plan shall be administered by the Committee, except to the limited extent provided in Sections 3.5 and 3.6.
     Section 3.2 Authority of the Committee. Subject to the terms of the Plan and applicable laws, rules and regulations, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full authority to administer the Plan, including the authority to (a) designate Participants, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (d) determine the terms of Awards, (e) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (f) determine whether, to what extent and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (g) determine whether, to what extent and under what circumstances, cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder of the Award or of the Committee, (h) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan, any Award or any Award Agreement, (i) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan, (j) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (k) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     Section 3.3 Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder of the Company. Each designation, determination, interpretation or other decision by the Committee shall require the affirmative vote or consent of a majority of the members of the Committee.
     Section 3.4 Indemnification. Each Board and Committee member shall be indemnified and held harmless by the Company from and against (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Person in connection with or resulting from any action, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Person, with the Company’s approval, in settlement of such action, suit or proceeding, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person. The Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Board or Committee member to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Person giving rise to the indemnification claim resulted from such Person’s bad faith, gross misconduct, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by applicable laws, rules or regulations or by the Company’s Articles of Incorporation or Bylaws, in each case as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Board or Committee members may be entitled under the Company’s Articles of Incorporation or Bylaws or under applicable laws, rules and regulations.
     Section 3.5 Delegation of Authority. The Committee may delegate to the Company’s Chief Executive Officer, on such terms as the Committee determines in its discretion, the authority to make grants of Awards to officers, employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect to such grants of Awards. Notwithstanding the preceding sentence, the Chief Executive Officer shall under no circumstances have the authority to make Awards to any officer or employee who is (or who is expected to be) (a) subject to Section 16 of the Exchange Act or (b) a “covered employee” within the meaning of Section 162(m) of the Code. The Committee may revoke any such delegation of authority at any time.
     Section 3.6 Awards by the Board to Non-Employee Directors. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its discretion, at any time and from time to time, grant Awards to directors who are not employees of the Company or any of its Affiliates or administer the Plan with respect to such Awards. In any such case, the Board shall have all of the authority granted to the Committee under the Plan with respect to such Awards and references in the Plan to the Committee shall instead refer to the Board with respect to such Awards to non-employee directors.

ARTICLE IV
SHARES AND CASH SUBJECT TO THE PLAN
     Section 4.1 Shares and Cash Available for Awards.
          (a) Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to one million five hundred thousand (1,500,000) (the “Plan Share Limit”), of which one million five hundred thousand (1,500,000) Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (the “Plan ISO Limit”). Subject to adjustment as provided in Section 4.2, each Share with respect to which an Award that can be settled in Shares is granted under the Plan shall reduce the Plan Share Limit by one Share. Awards that are required to be settled in cash shall not reduce the Plan Share Limit. If any Award granted under the Plan is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject to the Award) or is settled other than wholly by delivery of Shares (including cash settlement), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of this Section 4.1 and the Plan Share Limit shall be increased by such number of Shares. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant, are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case in accordance with the terms of the Plan and any applicable Award Agreement, the Plan Share Limit shall be increased by such number of surrendered or tendered Shares; provided that the Plan ISO Limit shall not increase as a result of such surrender or tendering.
          (b) Subject to adjustment as provided in Section 4.2, (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be one hundred fifty thousand (150,000) (the “Annual Individual Plan Share Limit”), and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit. In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to four million dollars ($4,000,000).
     Section 4.2 Adjustments for Changes in Capitalization and Similar Events.
          (a) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the

Plan Share Limit, the Plan ISO Limit and the Annual Individual Plan Share Limit, and (2) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and the Exercise Price, if applicable, with respect to any Award. The Company’s annual or quarterly cash dividend on Shares shall not be considered an “extraordinary dividend” or other distribution that requires an adjustment described in the preceding sentence.
          (b) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (including any Change of Control) affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (1) in such manner as it may deem appropriate or desirable, adjust any or all of (x) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Plan Share Limit, the Plan ISO Limit and the Annual Individual Plan Share Limit, and (y) the terms of any outstanding Award, including the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and the Exercise Price, if applicable, with respect to any Award, (2) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, and (3) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
          (c) Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or an entity acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). However, in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in Section 12.2. The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit.
ARTICLE V
ELIGIBILITY AND TYPES OF AWARDS
     Section 5.1 Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated as a Participant.
     Section 5.2 Types of Awards. Awards may be made under the Plan in the form of (a) Options, (b) SARs, (c) Restricted Shares, (d) Restricted Stock Units, (e) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company, (f) Cash Incentive Awards, and (g) Performance Awards. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
ARTICLE VI
OPTIONS
     Section 6.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom Options shall be granted, (b) subject to Section 4.1, the number of Shares subject to each Option to be granted to each Participant, (c) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option, and (d) the terms of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, including applicable Treasury Regulations and including the requirement that the recipient of an Incentive Stock Option must be an employee of the Company or a Subsidiary. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion of such Option) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion of such Option) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion of such Option) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
     Section 6.2 Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). However, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Each Option is, unless otherwise specified by the Committee, intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     Section 6.3 Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms as the Committee may, in its discretion, specify in the applicable Award Agreement. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option shall become vested and exercisable with respect to twenty percent of the Shares subject to such Option on each of the first five anniversaries of the date of grant. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6.4 for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of federal or state securities laws, rules and regulations, as it may deem necessary or advisable.
     Section 6.4 Payment.
          (a) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price of the Shares is received by the Company and the Participant has paid to the Company (or the Company has withheld in accordance with Section 14.12) an amount equal to any federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash or by check payable to the order of the Company or, in the Committee’s discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company (commonly referred to as a broker-assisted cashless Option exercise), (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option, or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6.4 or Section 14.12, as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld, if applicable.
          (b) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
     Section 6.5 Termination. Except as otherwise set forth in the applicable Award Agreement, each Option shall automatically terminate, and shall cease to be exercisable, upon the earlier of (a) the tenth anniversary of the date the Option is granted and (b) ninety days after the date the Participant who is holding the Option ceases for any reason to be a director, officer, employee or consultant of the Company or one of its Affiliates, and vesting of the Option shall automatically terminate as of the date that the Participant’s service as a director, officer, employee or consultant terminates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
     Section 6.6 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days after the disposition.

ARTICLE VII
STOCK APPRECIATION RIGHTS
     Section 7.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom SARs shall be granted, (b) subject to Section 4.1, the number of SARs to be granted to each Participant, (c) the Exercise Price of the SARs, (d) whether the SARs will be granted in tandem with other Awards, and (e) the terms of each SAR, including the vesting criteria, term, methods of exercise and methods and form of settlement.
     Section 7.2 Exercise Price. The Exercise Price of each Share covered by an SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Each SAR is, unless otherwise specified by the Committee, intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
     Section 7.3 Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price of the SAR. The Committee shall determine, in its discretion, whether an SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each SAR shall become vested with respect to twenty percent of the Shares subject to such SAR on each of the first five anniversaries of the date of grant.
     Section 7.4 Termination. Except as otherwise set forth in the applicable Award Agreement, each SAR shall automatically terminate, without any payment, upon the earlier of (a) the tenth anniversary of the date the SAR is granted and (b) ninety days after the date the Participant who is holding the SAR ceases for any reason to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an SAR be exercisable after the tenth anniversary of the date the SAR is granted.
ARTICLE VIII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
     Section 8.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom Restricted Shares and Restricted Stock Units shall be granted, (b) subject to Section 4.1, the number of Restricted Shares and Restricted Stock Units to be granted to each Participant, (c) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Stock Units may vest or may be forfeited to the Company, and (d) the terms of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.
     Section 8.2 Transfer Restrictions. No Restricted Share may be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
     Section 8.3 Payment and Lapse of Restrictions.
          (a) Each Restricted Stock Unit shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). Restricted Stock Units shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the discretion of the Committee, upon the lapse of applicable restrictions, or otherwise in accordance with the applicable Award Agreement. Except as otherwise specified by the Committee in the applicable Award Agreement, Restricted Shares and Restricted Stock Units shall become vested with respect to twenty percent of the Shares subject to such Awards on each of the first five anniversaries of the date of grant. If a Restricted Share or a Restricted Stock Unit is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Article XI must be satisfied in order for the applicable restrictions to lapse.
          (b) Except as otherwise set forth in the applicable Award Agreement, (1) each Restricted Share and Restricted Stock Unit shall cease to vest on the date that the Participant who holds the Restricted Share or Restricted Stock Unit ceases for any reason to be a director, officer, employee or consultant of the Company or one of its Affiliates, and (2) the Participant’s rights with respect to the unvested portion of each Restricted Share or Restricted Stock Unit shall terminate automatically terminate as of the date that the Participant’s service as a director, officer, employee or consultant terminates.
     Section 8.4 Requirement of Consent and Notification of Election Under Section 83(b) of the Code. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days after filing notice of the election with the Internal Revenue Service (or any successor) or other governmental authority, in addition to any filing and notification required pursuant to rules and regulations issued under Section 83(b) of the Code or any other applicable provision.

ARTICLE IX
OTHER STOCK-BASED AWARDS; DIVIDENDS AND DIVIDEND EQUIVALENTS
     Section 9.1 Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have discretion to grant to Participants other equity-based or equity-related Awards (including both fully vested Shares and unfunded and unsecured covenants by the Company to deliver Shares in accordance with the terms of the applicable Award Agreements, and whether payable in cash, equity or otherwise) in such amounts and subject to such terms as the Committee shall determine. If such other equity-based or equity-related Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Article XI must be satisfied with respect to such Awards.
     Section 9.2 Dividends and Dividend Equivalents. In the discretion of the Committee, an Award Agreement pertaining to Restricted Shares, Restricted Stock Units or any other Award (excluding an Option, an SAR or a Cash Incentive Award) may provide the Participant with the right to receive dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms as may be specified in the Award Agreement, including, (a) payment directly to the Participant, (b) withholding of such amounts by the Company subject to vesting of the Award, or (c) reinvestment in additional Shares, Restricted Shares or other Awards.
ARTICLE X
CASH INCENTIVE AWARDS
     Section 10.1 Grant. Subject to the provisions of the Plan, the Committee shall have discretion to determine (a) the Participants to whom Cash Incentive Awards shall be granted, (b) subject to Section 4.1, the amount of cash that is payable under the Cash Incentive Award granted to each Participant, (c) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company, and (d) the other terms of the Cash Incentive Awards. The Committee may, in its discretion, set performance goals or other payment conditions that, depending on the extent to which they are met during a specified performance period, shall determine the amount of cash that shall be paid to each Participant under his or her Cash Incentive Award.
     Section 10.2 Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after any applicable vesting or performance period has ended, the holder of a Cash Incentive Award shall be entitled to receive a payment of the amount of cash earned by the Participant over the specified vesting or performance period, to be determined by the Committee in its discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.
     Section 10.3 Treatment of Cash Incentive Awards as Performance Awards. Each Cash Incentive Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code must satisfy the Performance Award requirements set forth in Article XI in order for a Participant to be entitled to payment with respect to the Cash Incentive Award.

ARTICLE XI
PERFORMANCE AWARDS
     Section 11.1 General.
          (a) Unless otherwise specified by the Committee, each Cash Incentive Award shall be intended by the Committee to qualify as “performance-based compensation” under Section 162(m) of the Code and all requirements set forth in this Article XI for a Performance Award must be satisfied in order for a Participant to be entitled to payment with respect to a Cash Incentive Award. The Committee has discretion to specify at the time of the grant of a Cash Incentive Award that it is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, in which event the requirements of Article XI shall not apply to the Cash Incentive Award.
          (b) The Committee shall have the authority, at the time of grant of any Award other than a Cash Incentive Award, to designate such Award as a Performance Award in order for such Award to qualify as “performance-based compensation” under Section 162(m) of the Code, in which event the requirements set forth in this Article XI must be satisfied with respect to such Award. Notwithstanding the preceding sentence, in accordance with Section 162(m) of the Code, including applicable Treasury Regulations, Options and SARs granted under the Plan shall not be required to satisfy the requirements of this Article XI that are applicable to Performance Awards.
     Section 11.2 Eligibility. The Committee shall, in its discretion, designate within the first ninety days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Awards in respect of such Performance Period. Designation of a Participant as being eligible to receive a Performance Award for a particular Performance Period shall not require designation of such Participant as being eligible to receive a Performance Award in any subsequent Performance Period, and designation of one Person as a Participant eligible to receive a Performance Award shall not require designation of any other Person as a Participant eligible to receive a Performance Award in such period or in any other period.
     Section 11.3 Discretion of the Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have discretion to select (a) the length of such Performance Period, (b) the type(s) of Performance Awards to be issued, (c) the Performance Criteria that shall be used to establish the Performance Goal(s), (d) the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (e) the Performance Formula. Within the first ninety days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
     Section 11.4 Performance Criteria. The Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, calculated over a period of one fiscal year or any other shorter or longer period specified by the Committee, and shall be limited to the following: (a) net income; (b) income before income taxes; (c) net income per Share; (d) earnings before interest, taxes, depreciation and/or amortization; (e) increases in Share price; (f) sales (including specified types or categories of sales); (g) gross or net margin; (h) operating income; (i) reductions in costs and expenses (including specified types or categories of costs and expenses); (j) cash flow (including specified types or categories of cash flow); (k) return on shareholders’ equity or invested capital; (l) return on assets or sales; (m) working capital; (n) objective measures of productivity or operating efficiency; (o) market share (in the aggregate or by segment); (p) amount or performance of business acquisitions; (q) market capitalization; and (r) book value. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.
     Section 11.5 Modification of Performance Goals. The Committee is authorized at any time during the first ninety days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such ninety-day period, or such shorter period, if applicable, would not cause the Performance Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
     Section 11.6 Payment of Performance Awards.
          (a) Condition to Receipt of Payment. Unless otherwise specified in the applicable Award Agreement, a Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for any payment in respect of a Performance Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, a full or partial Performance Award may be paid to a Participant who has retired, or has terminated his or her employment due to a long-term disability, in accordance with Company policies prior to the last day of the Performance Period for which a Performance Award is made or to the designee or estate of a Participant who has died prior to the last day of a Performance Period.
          (b) Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period is achieved and certified by the Committee in accordance with Section 11.6(c) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Award has been earned for such Performance Period.
          (c) Certification. Following the completion of a Performance Period and prior to the payment of any Performance Awards, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, certify in writing that amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 11.6(d).
          (d) Negative Committee Discretion. In determining the actual amount of an individual Performance Award for a Performance Period, the Committee may, in its discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained, so long as the exercise of such discretion by the Committee would not cause the Performance Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
          (e) Other Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Award for any Participant at any time after the first ninety days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code, or (3) increase the amount of a Performance Award above the maximum amount payable under Section 4.1(b) of the Plan.
          (f) Timing of Performance Award Payments; Shareholder Approval Required.
               (i) The Performance Awards earned for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certification required by Section 11.6(c). However, in no event shall any Performance Award granted for a Performance Period be paid later than the fifteenth day of the third month following the end of the Performance Period.
               (ii) Notwithstanding the foregoing provisions of this Article XI, no Performance Award shall be paid to any Participant unless and until the approval by the Company’s shareholders regarding the Plan that is required by Section 162(m) of the Code has been obtained.

ARTICLE XII
AMENDMENTS AND TERMINATION
     Section 12.1 Amendment or Termination of the Plan. The Plan (or any portion of it) may be amended, suspended or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (a) increase the Plan Share Limit or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan, provided, however, that any adjustment under Section 4.2 shall not constitute an increase for purposes of this Section 12.1, (b) change the eligibility requirements set forth in Section 5.1 for participation in the Plan, (c) result in an amendment, cancellation or other action described in clause (a), (b) or (c) of the second sentence of Section 12.2, or (d) amend the Plan in any other manner that requires shareholder approval under Section 162(m) of the Code, under the rules of NASDAQ (or any successor exchange or quotation system on which the Shares may be listed or quoted) or under any other applicable laws, rules or regulations. No amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall have been granted, materially and adversely affect the rights of such Participant under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.
     Section 12.2 Amendments to Awards; No Repricing of Awards. The Committee may waive any conditions or rights under, amend any terms or conditions of, or alter, suspend, discontinue, cancel or terminate any Award that has been granted under the Plan, prospectively or retroactively; provided, however, that, except as set forth in the Plan or the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of the Participant who holds the Award shall not to that extent be effective without the consent of the Participant. Notwithstanding the preceding sentence, in no event may any Option or SAR (a) be amended to decrease the Exercise Price of the Option or SAR, (b) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, Restricted Stock Unit, other equity-based Award, award under any other equity-compensation plan or any cash payment, or (c) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4.2 or Section 13.2 shall not be considered a reduction in the Exercise Price or a “repricing” of such Option or SAR.
ARTICLE XIII
CHANGE OF CONTROL OF THE COMPANY
     Section 13.1 Definition. “Change of Control” means the occurrence of any of the following events, unless a different definition of “Change of Control” is set forth in the applicable Award Agreement:
          (a) The completion of a merger or consolidation of the Company with any other corporation or entity, excluding a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to the completion of such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or other entity or its parent) more than fifty percent of the total voting power represented by the voting securities of the Company or such surviving corporation or other entity or its parent outstanding immediately after the completion of the merger or consolidation;
          (b) The completion of the sale or other disposition of all, or substantially all, of the Company’s assets (in one or a series of related transactions) to any corporation or other entity or Person or “group” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), excluding any sale or other disposition of the Company’s assets in a merger or consolidation described in paragraph (a) above that does not constitute a Change of Control; or
          (c) Any Person or “group” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, becomes the Beneficial Owner of outstanding securities of the Company representing more than fifty percent of the total voting power of the then-outstanding voting securities of the Company if, within two years after such fifty percent ownership threshold has been exceeded, a merger or consolidation of the Company with or into such Person or group (or with or into an Affiliate of such Person or group) is completed, with the date of the Change of Control for purposes of this paragraph (c) to be the date of the completion of such merger or consolidation.
     Section 13.2 Effect of a Change of Control. Unless otherwise provided in the applicable Award Agreements or unless otherwise determined by the Committee, if a Change of Control occurs and if the agreements entered into by the Company with respect to the Change of Control do not provide for, on a basis determined by the Committee to be appropriate, (x) the continuation in full force and effect of the applicable Awards that are outstanding as of the Change of Control, (y) the assumption in full by the Company’s successor in the Change of Control of such Awards that are outstanding as of the Change of Control, or (z) the substitution by the Company’s successor in the Change of Control for such Awards of new awards with substantially similar terms, including securities of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) with appropriate adjustments as to the number and kinds of securities and exercise prices with respect to Options, SARs, Restricted Shares and Restricted Stock Units, then:
          (a) Any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of five days prior to the Change of Control and shall terminate on the date of the Change of Control;
          (b) All Awards designated as Performance Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained; provided, however, that the Committee shall have discretion to cancel, without payment and effective as of the Change of Control, any or all outstanding Incentive Cash Awards that constitute Performance Awards if the Change of Control occurs prior to the completion of at least fifty percent of the Performance Period governing such Incentive Cash Awards; and

          (c) All other outstanding Awards (i.e., other than Options, SARs and Awards designated as Performance Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related to such Awards shall lapse immediately prior to the Change of Control.
     Section 13.3 Dissolution of the Company. If the Company’s shareholders approve the dissolution of the Company, all then-outstanding Awards under the Plan shall terminate on the date that the Company files a certificate of dissolution with the California Secretary of State pursuant to Section 1905 of the California General Corporation Law. At any time after the Company’s shareholders approve the dissolution of the Company but prior to the filing of the certificate of dissolution, the Committee shall have discretion to make such adjustments to the terms of any or all outstanding Awards as it determines are appropriate, including providing that (a) any or all outstanding but unvested Options and SARs shall become vested and exercisable in full for a period specified by the Committee and (b) any or all outstanding but unvested Restricted Shares and Restricted Stock Units shall become vested in full.
ARTICLE XIV
GENERAL PROVISIONS
     Section 14.1 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, in a form approved by the Committee and which shall be delivered to the Participant and shall specify the terms of the Award including, if so desired by the Committee, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee. Each Award Agreement shall be subject to, and governed by, all of the terms of the Plan.
     Section 14.2 Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise of any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or quoted and any applicable federal or state laws, rules and regulations, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     Section 14.3 Nontransferability. Except as otherwise specified in the applicable Award Agreement, during a Participant’s lifetime each Award (and any rights and obligations under the Award) shall be exercisable only by the Participant or, if permissible under applicable laws, rules and regulations, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations under the Award) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (a) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance, and (b) the Board or the Committee may adopt rules permitting the transfer, solely as gifts during the Participant’s lifetime, of Awards to (x) members of a Participant’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members (such term meaning the Participant’s spouse, parent, child, stepchild, grandchild and the spouses of such family members) and (y) charitable institutions. However, Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate applicable Treasury Regulations and in no event may any Award (or any rights and obligations under the Award) be transferred in any way in exchange for value. All terms of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
     Section 14.4 Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law, rule or regulation or entitle the Company to recover a Participant’s profits under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of federal and state securities laws, rules and regulations.
     Section 14.5 No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms of Awards and the Committee’s determinations and interpretations with respect to Awards need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
     Section 14.6 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the applicable Award Agreement.
     Section 14.7 Rights as a Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4.2 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

     Section 14.8 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
     Section 14.9 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights to fractional Shares shall be canceled, terminated or otherwise eliminated.
     Section 14.10 No Limit on Other Compensation Arrangements. Except as provided in Section 1.4, nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards and cash incentive awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
     Section 14.11 Recoupment of Awards.
          (a) If, due to the material noncompliance of the Company with any financial reporting requirement of the United States securities laws, rules and regulations, the Company is required to prepare an accounting restatement of its financial statements, the Company shall take the following actions with respect to each Award that was granted under the Plan during the three-year period preceding the date on which the Company becomes required to prepare such restatement, regardless as to whether such restatement is attributable to any Participant’s or other Person’s negligence, fraud or other misconduct:
               (i) If an Award is unpaid, unvested or unexercised, the Company shall cancel all or a portion of the Award, if and to the extent that the Committee determines that the Award to the Participant was based upon erroneous data contained in the Company’s financial statements and was in excess of the Award that the Participant would have received based upon the Company’s restated financial statements;
               (ii) If any Shares have been issued by the Company to the Participant under the Award and have vested, the Participant shall be required to transfer to the Company, for no consideration, all or a portion of such Shares or a cash amount equal to the Fair Market Value of such Shares as of the date of the restated financial statements, if and to the extent that the Committee determines that the Award of such Shares received by the Participant was based upon erroneous data contained in the Company’s financial statements and was in excess of the Shares that the Participant would have received based upon the Company’s restated financial statements; and
               (iii) If an Award has been paid in cash by the Company to the Participant under the Award, the Participant shall be required to return to the Company, for no consideration, all or a portion of such cash, if and to the extent that the Committee determines that the Award of such cash payment received by the Participant was based upon erroneous data contained in the Company’s financial statements and was in excess of the cash payment that the Participant would have received based upon the Company’s restated financial statements.
          (b) After taking into account any proposed or final rules and regulations that may be issued by the SEC under Section 10D of the Exchange Act regarding the recovery of erroneously awarded compensation, the Board shall have the discretion to adopt a written policy that implements, interprets and enforces the Awards recoupment requirements set forth in Section 14.11(a), and all Awards made under the Plan shall be subject to any such written policy that is adopted by the Board. The Board is also authorized to amend any or all of the terms of Section 14.11(a) following its review of such proposed or final SEC rules and regulations under Section 10D of the Exchange Act.
          (c) An Award Agreement may include restrictive covenants, including non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company or an Affiliate or for a specified period thereafter as a condition to the Participant’s receipt or retention of all or any portion of an Award.
     Section 14.12 Withholding.
          (a) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
          (b) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of Section 14.12(a), subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.
     Section 14.13 Compliance with Section 409A of the Code.
          (a) It is intended that the provisions of the Plan shall comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

          (b) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
          (c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (1) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (2) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.
          (d) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Committee reserves the right to make amendments to any Award as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
     Section 14.14 Severability; Successor Statutes.
          (a) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law, rule or regulation deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law, rule or regulation, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
          (b) References in the Plan to specific sections of, or rules or regulations under, the Code, the Exchange Act or any other statute include such sections, rules and regulations as they may be amended after the Effective Date and include any successor provisions to such cited sections, rules and regulations.

     Section 14.15 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the internal laws of the State of California, without giving effect to the conflict of laws provisions of the State of California.